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                                                                     EXHIBIT 5.1

                                ALSTON&BIRD LLP

                              One Atlantic Center
                           1201 West Peachtree Street
                          Atlanta, Georgia 30309-3424

                                  404-881-7000
                               Fax: 404-881-7777



                              September 4, 1997



Proffitt's, Inc.
3455 Highway 80 West
Jackson, Mississippi 39209

Ladies and Gentlemen:

         We have acted as special counsel to Proffitt's, Inc., a Tennessee corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 of the Company, filed with the Securities and Exchange Commission on September 4, 1997 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 2,019,975 shares of the Company's Common Stock, par value $.10 per share, together with 2,019,975 of the accompanying preferred stock purchase rights (collectively, the "Shares"), in connection with a partially underwritten call for redemption of the Company's 4-3/4% Convertible Subordinated Debentures Due 2003 (the "Debentures"). The Shares may be either issued upon conversion of the Debentures in accordance with the terms of the indenture governing the Debentures (the "Indenture") or purchased by Smith Barney Inc. acting as standby purchaser (the "Standby Purchaser") pursuant to the Standby Agreement to be dated as of September 5, 1997 between the Standby Purchaser and the Company (the "Standby Agreement").

         In this connection, we have reviewed (i) the Charter of Incorporation and By-laws of the Company as currently in effect, (ii) the Registration Statement, (iii) certain resolutions adopted by the Board of Directors of the Company and the Conversion Committee thereof, and (iv) such other documents and corporate records as we have deemed necessary or appropriate in order to give the opinions set forth herein. We have relied as to factual matters on certificates or other documents furnished by the Company

    1211 East Morehead Street              3605 Glenwood Avenue            601 Pennsylvania Avenue, N.W.
       P. O. Drawer 34009                   P. O. Drawer 31107               North Building, Suite 250
    Charlotte, NC 28234-4009              Raleigh, NC 27622-1107             Washington, DC 20004-2601
          704-331-6000                         919-420-2200                        202-508-3300
        Fax: 704-334-2014                   Fax: 919-881-3175                    Fax: 202-508-3333


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Proffitt's Inc.
September 4, 1997
Page 2



or its officers and by governmental authorities and upon such other documents and data that we have deemed appropriate. We have assumed the authenticity and genuineness of all documents examined by us and all signatures thereon, the legal capacity of all persons executing such documents, the conformity to original documents of all copies of documents submitted to us and the truth and correctness of any representations and warranties contained therein.

         Based on such examination and review and subject to the foregoing, we are of the opinion that the Shares are duly authorized and, when issued upon the conversion of the Debentures as provided in the Indenture or sold in accordance with the provisions of the Standby Agreement, will be duly and validly issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.



                                              Very truly yours,

                                              ALSTON & BIRD LLP


                                              By: /s/ David E. Brown, Jr.
                                                 ---------------------------
                                                 A Partner